GENERATION INCOME PROPERTIES, Inc. Announces 1-For-10 REverse stock split

TAMPA, Florida – July 8, 2026: Generation Income Properties, Inc. (NASDAQ: GIPR) (the “Company”) today announced that its Board of Directors has unanimously approved a 1-for-10 reverse stock split of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Reverse Stock Split”).

Upon the effectiveness of the Reverse Stock Split, every ten issued and outstanding shares of the Company's common stock will be converted into one share of Company common stock. The Reverse Stock Split is expected to take effect at 5:00 p.m., Eastern Time, on July 9, 2026. The Company’s common stock will continue to be traded on The Nasdaq Capital Market on a split-adjusted basis beginning at the market open on July 10, 2026, under the Company’s existing trading symbol “GIPR.”

The Reverse Stock Split is intended to increase the bid price of the Company’s common stock so that the Company can regain compliance with the minimum bid price requirement of $1.00 per share for continued listing on The Nasdaq Capital Market. The new CUSIP number following the Reverse Stock Split will be 37149D402. The Company filed Articles of Amendment to its charter with the Maryland Secretary of State on July 8, 2026 to effect the Reverse Stock Split.

The Reverse Stock Split will affect all shareholders uniformly and will not alter any shareholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in that shareholder owning a fractional share as described in more detail below.

The Reverse Stock Split will reduce the number of shares of common stock issued and outstanding from approximately 10,304,015 to approximately 1,030,402. The total number of authorized shares of common stock will remain unchanged. No fractional shares will be issued in connection with the Reverse Stock Split. Any fraction of a share of common stock that would be created as a result of the Reverse Stock Split will be rounded up to the next whole share. The Reverse Stock Split will also result in proportional adjustments being made to all outstanding warrants, restricted stock, restricted stock units, or similar securities entitling their holders to receive or purchase shares of the Company’s common stock. Specifically, the Company’s publicly traded warrants are being adjusted such that each warrant shall be exercisable for 0.10 shares of the Company’s common stock and the exercise price of the warrants is adjusted on a 10:1 basis to increase the exercise price from $10.00 per share to $100.00 per share.

Continental Stock Transfer and Trust Company (“CST”), the Company’s transfer agent, is acting as the exchange agent for the Reverse Stock Split. Stockholders with book-entry shares or who hold their shares through a bank, broker or other nominee will not need to take any action. Stockholders of record holding certificates representing pre-split shares of the Company’s common stock, as applicable, will receive a letter of transmittal from CST with instructions on how to surrender certificates representing pre-split shares.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused on retail, office, and industrial net lease properties in densely populated submarkets. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. When used in this press release, in future filings with the Securities and Exchange Commission (the "SEC") or in other written or oral communications, statements which are not historical in nature, including those containing words such as "continue," "anticipate," "will," "estimate," "expect," "intend," "plan," and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Statements regarding the following subjects, among others, may be forward-looking: the anticipated timing, effectiveness, and benefits of the Reverse Stock Split; whether the Reverse Stock Split will increase the bid price of the Company’s common stock and whether any such increase can be maintained for the minimum period necessary; whether the Reverse Stock Split will enable the Company to regain and maintain compliance with the minimum bid price requirement and the other applicable continued listing requirements of The Nasdaq Capital Market; the Company’s ability to maintain the listing of its common stock on The Nasdaq Capital Market; and the effect of the Reverse Stock Split on the market price, liquidity, marketability, and trading volume of the Company’s common stock. Such statements are based on current expectations of management of the Company and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Investors are cautioned that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, among others, the risk that the market price of the Company’s common stock may not increase or may not increase in proportion to the reduction in the number of outstanding shares following the Reverse Stock Split; the risk that the Reverse Stock Split may not result in a per-share price that is high enough, or maintained for a long enough period, to regain or maintain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market; and the risk that the Company may otherwise be unable to satisfy the continued listing requirements of The Nasdaq Capital Market and that its common stock could be delisted. Please also refer to the risks detailed from time to time in the reports that the Company files with the SEC, including the Company's Annual Report on Form 10-K/A for the year ended December 31, 2025 filed with the SEC on April 3, 2026, as well as the Company's subsequent filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. All forward-looking statements speak only as of the date on which they are made. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.